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                                  Exhibit 3.2

                                GRANDBANC, INC.
                                    BY-LAWS

                                   ARTICLE I.

                                  STOCKHOLDERS


          SECTION 1.01  Annual Meeting. The Corporation shall hold an annual
                        ---------------
meeting of its stockholders to elect directors and transact any other business within its powers, at 9:00 A.M., local time, on the third Tuesday of April of each year, if not a legal holiday, or at such other time or on such other date within thirty days thereafter as the Board of Directors shall determine. Except as the Charter or statute provides otherwise, any business may be considered at any annual meeting without the purpose of the meeting having been specified in the notice. Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate acts.

          SECTION 1.02.  Special Meeting.  At any time in the interval between
                         ----------------
annual meetings, a special meeting of the stockholders may be called by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting or in writing (addressed to the Secretary of the Corporation) with or without a meeting.

          SECTION 1.03.  Place of Meetings.  Meetings of stockholders shall be
                         ------------------
held at such place in the United States as is set from time to time by the Board of Directors.

          SECTION 1.04. Notice of Meetings; Waiver of Notice. Not less than ten nor more than 90 days before each stockholders' meeting, the Secretary shall give written notice of the meeting to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting. The notice shall state the time and place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a stockholder when it is personally delivered to him, left at his residence or usual place of business, or mailed to him at his address as it appears on the records of the Corporation. Notwithstanding the forgoing provisions, each person who is entitled to notice waives notice if he before or after the meeting signs a waiver of the notice which is filed with the records of stockholders' meetings, or is present at the meeting in person or by proxy. A meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than 120 days after the original record date.

          SECTION 1.05.  Quorum; Voting.  Unless statute or the Charter provides
                         ---------------
otherwise, at a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum and a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting. In the absence of a quorum, the stockholders present in person or by proxy, by majority vote and without notice other than by announcement, may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. In the event that at any

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meeting a quorum exists for the transaction of some business but does not exist for the transaction of other business, the business as to which a quorum is present may be transacted by the holders of stock present in person or by proxy who are entitled to vote thereon.

          SECTION 1.06.  General Right to Vote; Proxies.  Unless the Charter
                         -------------------------------
provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. In all elections for directors, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A stockholder may vote the stock he owns of record either in person or by written proxy signed by the stockholder or by his duly authorized attorney in fact. Unless a proxy provides otherwise, it is not valid more than 11 months after its date.

          SECTION 1.07.  List of Stockholders.  At each meeting of stockholders,
                         ---------------------
a full, true and complete list of all stockholders entitled to vote at such meeting, showing the number and class of shares held by each and certified by the transfer agent for such class or by the Secretary, shall be furnished by the Secretary.

          SECTION 1.08.  Conduct of Voting.  At all meetings of stockholders,
                         ------------------
unless the voting is conducted by judges, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by the chairman of the meeting. If demanded by stockholders, present in person or by proxy, entitled to cast ten percent in number of votes entitled to be cast, or if ordered by the chairman, the vote upon any election or question shall be taken by ballot and, upon like demand or order, the voting shall be conducted by two inspectors, in which event the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by such inspectors. Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by inspectors. The stockholders at any meeting may choose an inspector or inspectors to act at such meeting, and in default of such election the chairman of the meeting may appoint an inspector or inspectors. No candidate for election as a director at a meeting shall serve as an inspector thereat.

         SECTION 1.09.  Conduct of Stockholders Meeting.  The organizations of
                         --------------------------------
each meeting of stockholders, the order of business thereat and all matters relating to the manner of conducting the meeting shall be determined by the chairman of the meeting, whose decisions may be overruled only by majority vote of the stockholders present and entitled to vote at the meeting in person or by proxy. Meetings shall be conducted in a manner designed to accomplish the business of the meeting in a prompt and orderly fashion and to be fair and equitable to all stockholders, but it shall not be necessary to follow Roberts' Rule of Order or any manual of parliamentary procedure.

         SECTION 1.10.  Notice of Stockholder Proposals.
                        -------------------------------

     (a)  General.  The business to be conducted at any meeting of stockholders
          --------
of the Corporation shall be limited to such business and nominations as shall comply with the procedures set forth in this Article I and Article II, Sections
2.03 and 2.05 of these Bylaws.

     (b)  Notification of Stockholder Business.  At any special meeting of
          -------------------------------------
stockholders only such business shall be conducted as shall be set forth in the notice of special meeting. At an annual meeting

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of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting or any supplement thereto given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise (a) properly requested to be brought before the meeting by a stockholder of record entitled to vote in the election of directors generally, and (b) constitute, as determined by the chairman of the meeting and subject to the provisions of Section 1.09 of Article I, a proper subject to be brought before such meeting.

     For business to be properly brought before an annual meeting of stockholders, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be either delivered or mailed and received at the principal executive offices of the Corporation not later than 90 days in advance of such meeting. At stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposed to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business, (b) the name and address, as they appear on the Corp[oration's books, of the stockholder intending to propose such business, (c) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder, (d) a representation that stockholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such business, and (e) any material interest of the stockholder in such business.

     (c)  Notification of Nominations.  Except for directors elected pursuant to
          ----------------------------
the provisions of Section 2.05 of Article II dealing with the filling of Board vacancies, only individuals nominated for election to the Board of Directors pursuant to and in accordance with the provisions of this Section may be elected to and may serve upon the Board of Directors of the Corporation. Subject to the rights of holders of any class or series of stock of the Corporation, if any, having a preference over Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. Subject to the foregoing, only a stockholder of record entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting of stockholder and only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or mailed and received at the principal executive offices of the Corporation by the Secretary not later than the following dates: (i) with respect to an election to be held at an annual meeting of stockholders, 60 days in advance of such meeting if such meeting is to be held on a day which is with 30 days preceding the anniversary of the previous year's annual meeting, or 90 days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meetings is first given to stockholders. For purposes of this Section, notice shall be deemed to first be given to stockholders when disclosure of such date is first made in a press release by the Corporation reported in a local daily newspaper of general circulation or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the applicable regulation.

     Each notice shall set forth (a) the name and address of the stockholder who intends to make the nomination and the person or persons to be nominated, (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in

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person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons, naming such person or persons, pursuant to which the nomination or nominations are to be made by the stockholder, and (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated or intended to be nominated, by the Board of Directors.

     (d)  Meeting Delay.  For the purposes of this Section, reference to a
          --------------
requirement to deliver notice or information to the Corporation a set number of days in advance of an annual meeting shall mean that such notice must be delivered such number of days in advance of the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be delivered not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which notice of such meeting is first given to stockholders. For the purposes of this Section, notice shall be deemed to first be given to stockholders when disclosure of such date is first made in a press release by the Corporation, reported in a local daily newspaper of general circulation or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to applicable regulations.


                                  ARTICLE II.

                               BOARD OF DIRECTORS


          SECTION 2.01.  Function of Directors.  The business and affairs of the
                         ----------------------
Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the stockholders by statute or by the Charter or By-Laws.

          SECTION 2.02.  Number of Directors.  The Corporate shall have at least
                         --------------------
three directors; provided that, if there is no stock outstanding, the number of Directors may be less that three but not less than one, and, if there is stock outstanding and so long as there are less than three stockholders, the number of Directors may be less than three but not less than the number of stockholders. The Corporation shall have the number of directors provided in the Charter until changed as herein provided. A majority of the entire Board of Directors may alter the number of directors set by the Charter to not exceeding 25 nor less than the minimum number then permitted therein, but the action may not affect the tenure of office of any director.

          SECTION 2.03.  Election and Tenure of Directors.  At each annual
                         ---------------------------------
meeting, the stockholders shall elect directors to hold office until the next annual meeting and until their successors are elected and qualify.

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          SECTION 2.04.  Removal of Director.  The stockholders may remove any
                         --------------------
director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors.

          SECTION 2.05.  Vacancy of Board.  The stockholders may elect a
                         -----------------
successor to fill a vacancy on the Board of Directors which results from the removal of a director. A majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors which results from any cause except an increase in the number of directors and a majority of the entire Board of Directors may fill a vacancy which results from an increase in the number of directors. A director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of stockholders and until his successor is elected and qualifies. A director elected by the stockholders to fill a vacancy which results from the removal of a director serves for the balance of the term of the removed director.

          SECTION 2.06.  Regular Meetings.  After each meeting of stockholders
                         -----------------
at which a Board of Directors shall have been elected, the Board of Directors so elected shall meet as soon as practicable for the purpose of organization and the transaction of other business; and, in the event that no other time is designated by the stockholders, the Board of Directors shall meet one hour after the time for such stockholders' meeting or immediately following the close of such meeting, whichever is later, on the day of such meeting. Such first regular meeting shall be held at any place in or out of the State of Maryland as may be designated by the stockholders, or in default of such designation at the place designated by the Board of Directors for such first regular meeting, or in default of such designation at the place of the holding of the immediately preceding meeting of stockholders. No notice of such first meeting shall be necessary if held as hereinabove provided. Any other regular meeting of the Board of Directors shall be held on such date and at any place in or out of the State of Maryland as may be designated form time to time by the Board of Directors.

          SECTION 2.07.  Special Meetings.  Special meetings of the Board of
                         -----------------
Directors may be called at any time by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting, or in writing with or without a meeting. A special meeting of the Board of Directors shall be held on such date and at any place in or out of the State of Maryland as may be designated from time to time by the Board of Directors. In the absence of such designation such meeting shall be held at such place as may be designated in the call.

          SECTION 2.08.  Notice of Meeting.  Except a provided in Section 2.06,
                         ------------------
the Secretary shall give notice to each director of each regular and special meeting of the Board of Directors. The notice shall state the time and place of the meeting. Notice is given to a director when it is delivered personally to him, left at his residence or usual place of business, or sent by telegraph or telephone, at least 24 hours before the time of the meeting or, in the alternative by mail to his address as it shall appear on the record of the Corporation, at least 72 hours before the time of the meeting. Unless the By-Laws or a resolution of the Board of Directors provide otherwise, the notice need not state the business to be transacted at or the purpose of any regular or special meeting of the Board of Directors. No notice of any meeting of the Board of Directors need be given to any director who attends, or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

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          SECTION 2.09.  Action By Directors.  Unless statute or the Charter or
                         --------------------
By-Laws require a greater proportion, the action of a majority of the directors present at a meeting at which a quorum is present is action of the Board of Directors. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business. In the absence of a quorum, the directors present by majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, if an unanimous written consent which sets forth the action is signed by each member of the Board and filed with the minutes of proceedings of the Board.

          SECTION 2.10.  Meeting by Conference Telephone.  Members of the Board
                         --------------------------------
of Directors may participate in a meeting by means of a conference telephone or similar communication equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

          SECTION 2.11.  Compensation.  By resolution of the Board of Directors
                         -------------
a fixed sum and expenses, if any, for attendance at each regular or special meeting of the Board of Directors or of committees thereof, and other compensation for their services as such or on committees of the Board of Directors, may be paid to directors. A director who serves the Corporation, in any other capacity also may receive compensation for such other services, pursuant to a resolution of the directors.


                                  ARTICLE III.

                                   COMMITTEES


          SECTION 3.01.  Committees.  The Board of Directors may appoint from
                         -----------
among its members an Executive Committee and other committees composed of two or more directors and delegate to these committees any of the powers of the Board of Directors, except the power to declare dividends or other distributions on stock, elect directors, issue stock other than as provided in the next sentence, recommend to the stockholders any action which requires stockholder approval, amend the By-Laws, or approve any merger or share exchange which does not require stockholder approval. If the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

          SECTION 3.02.  Committee Procedure.  Each committee may fix rules of
                         --------------------
procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if an unanimous

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written consent which sets forth the action is signed by each member of the committee and filed with the minutes of the committee. The members of a committee may conduct any meeting thereof by conference telephone in accordance with the provisions of Section 2.10.

          SECTION 3.03.  Emergency.  In the event of a state of disaster of
                         ----------
sufficient severity to prevent the conduct and management of the affairs and business of the Corporation by its directors and officers as contemplated by the Charter and the By-Laws, any two or more available members of the then incumbent Executive Committee shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Corporation in accordance with the provision of Section 3.01. In the event of the unavailability, at such time, of a minimum of two members of then incumbent Executive Committee, the available directors shall elect an Executive Committee consisting of any two members of the Board of Directors, whether or not they be officers of the Corporation, which two members shall constitute the Executive Committee for the full conduct and management of the affairs of the Corporation in accordance with the foregoing provisions of this Section. This Section shall be subject to implementation by resolution of the Board of Directors passed from time to time for that purpose, and any provisions of the By-Laws (other than this Section) and any resolutions which are contrary to the provisions of this Section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by any interim Executive Committee acting under this Section that it shall be to the advantage of the Corporation to resume the conduct and management of its affairs and business under all the other provisions of the By-Laws.


                                  ARTICLE IV.

                                    OFFICERS


          SECTION 4.01.  Executive Officers.  The Corporation shall have a
                         -------------------
President, a Secretary and a Treasurer. It may also have a Chairman of the Board, who shall be a director of the Corporation, and one or more Vice-Presidents, one or more Assistant Vice-Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. A person may hold more than one office in the Corporation but may not serve concurrently as both President and Vice-President of the Corporation.

          SECTION 4.02  Chairman of the Board.  The Chairman of the Board, if
                        ----------------------
one be elected, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such powers as are from time to time assigned to him by the Board of Directors.

          SECTION 4.03.  President.  In the absence of the Chairman of the
                         ----------
Board, the President shall preside at all meetings of the stockholders and of the Board of Directors at which he shall be present; he shall have general charge and supervision of the assets and affairs of the Corporation; he may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation; and, in general, he shall perform all duties incident to the office of a president of a corporation, and such other duties as are from time to time assigned to him by the Board of Directors.

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          SECTION 4.04.  Vice-Presidents.  The Vice-President or Vice-
                         ----------------
Presidents, at the request of the President or in his absence or during his inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice-President, the Board of Directors may determine which one or more of the Vice-Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the President may make such determination; otherwise any of the Vice-Presidents may perform any of such duties or exercise any of such functions.
The Vice-President or Vice-Presidents shall have such other powers and perform such other duties, and have such additional descriptive designations in their titles (if any), as are from time to time assigned to them by the Board of Directors or the President.

          SECTION 4.05.  Secretary.  The Secretary shall keep the minutes of the
                         ----------
meetings of the stockholders, of the Board of Directors and of any committees, in books provided for the purpose; he shall see that all notices are duly given in accordance with the provisions of the By-Laws or as required by the law; he shall be custodian of the records of the Corporation; he shall witness all documents on behalf of the Corporation, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required to be under its seal, and, when so affixed, may attest the same; and, in general, he shall perform all duties incident to the office of a secretary of a corporation, and such other duties as are from time to time assigned to him by the Board of Directors or the President.

          SECTION 4.06.  Treasurer.  The Treasurer shall have charge of and be
                         ----------
responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or others depositories as shall, from time to time, be selected by the Board of Directors; he shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; and, in general, he shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as are from time to time assigned to him by the Board of Directors or the President.

          SECTION 4.07.  Assistant Officers.  The Assistant Vice-Presidents
                         -------------------
shall have such duties as are from time to time assigned to them by the Board of Directors or the President. The Assistant Secretaries shall have such duties as are from time to time assigned to them by the Board of Directors or the Secretary. The Assistant Treasurer shall have such duties as are from time to time assigned to them by the Board of Directors or the Treasurer.

          SECTION 4.08.  Subordinate Officers.  The Corporation may have such
                         ---------------------
subordinate officers as the Board of Directors may from time to time deem desirable. Each such officer shall hold office for such period and perform such duties as the Board of Directors, the President or the committee or officer designated pursuant to Section 4.10 may prescribe.

          SECTION 4.09.  Compensation.  The Board of Directors shall have power
                         -------------
to fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the Corporation. It may authorize any committee or officer, upon whom the power of appointing Subordinate officers may have been conferred, to fix the salaries, compensation and remuneration of such subordinate officers.

          SECTION 4.10.  Election, Tenure and Removal of Officers.  The Board of
                         ----------------------------------------

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Directors shall elect the officers.  The Board of Directors may from time to time authorize any committee or officer to appoint subordinate officers. An officer serves from one year and until his successor is elected and qualifies. The Board of Directors may remove an officer or agent at any time. The removal of an officer or agent does not prejudice any of his contract rights. The Board of Directors (or any committee or officer authorized by the Board of Directors) may fill a vacancy which occurs in any office for the unexpired portion of the term.


                                   ARTICLE V.

                                     STOCK


          SECTION 5.01.  Certificates of Stock.  Each stockholder is entitled to
                         ----------------------
certificates which represent and certify the shares of stock he holds in the Corporation. Each stock certificate shall include on its face the name of the corporation that issues it, the name of the stockholder or other person to whom it is issued, and the class of stock and number of shares it represents. It shall be in such form, not inconsistent with law or with the Charter, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the Chairman of the Board, the President, or a Vice-President, and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer. Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.

          SECTION 5.02.  Transfers.  The Board of Directors shall have power and
                         ----------
authority to make such rules and regulation as it may deem expedient concerning the issue, transfer and registration of certificates of stock; and may appoint transfer agents and registrars thereof. The duties of transfer agent and register may be combined.

          SECTION 5.03.  Record Date and Closing of Transfer Books.  The Board
                         ------------------------------------------
of Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend, or be allotted other rights. The record date may not be more than 90 days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than 20 days; and, in case of a meeting of stockholders, the record date of the closing of the transfer books shall be at least ten days before the date of the meeting.

          SECTION 5.04.  Stock Ledger.  The Corporation shall maintain a stock
                         -------------
ledger which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds. The stock ledger may be in written form or in any other form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, within or without the State of Maryland, or, if none, at the principal office or the principal executive offices of the Corporation in the State of Maryland.

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          SECTION 5.05.  Certificate of Beneficial Owners.  The Board of
                         ---------------------------------
Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may certify; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt of a certification which complies with the procedure adopted by the Board in accordance with this Section, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

          SECTION 5.06.  Lost Stock Certificates.  The Board of Directors of the
                         ------------------------
Corporation may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen, or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Corporation. In their discretion, the Board of Directors or such officer or officers may refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.


                                  ARTICLE VI.

                                    FINANCE


          SECTION 6.01.  Checks, Drafts, Etc.  All checks, drafts and orders for
                         --------------------
payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the President, a Vice-President or Assistant Vice-President and countersigned by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

          SECTION 6.02.  Annual Statement of Affairs.  There shall be prepared
                         ----------------------------
annually a full and correct statement of affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the stockholders and, within 20 days after the meeting, placed on file at the Corporation's principal office.

          SECTION 6.03.  Fiscal Year.  The fiscal year of the Corporation shall
                         ------------
be the twelve calendar months period ending December 31 in each year, unless otherwise provided by the Board of Directors.

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

                                  ARTICLE VII.

                               SUNDRY PROVISIONS


          SECTION 7.01.  Books and Records.  The Corporation shall keep correct
                         ------------------
and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of a Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction.

          SECTION 7.02.  Corporate Seal.  The Board of Directors shall provide a
                         ---------------
suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

          SECTION 7.03.  Bonds.  The Board of Directors may require any officer,
                         ------
agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

          SECTION 7.04.  Voting Upon Shares in Other Corporations.  Stock of
                         -----------------------------------------
other corporations or associations, registered in the name of the Corporation, may be voted by the President, a Vice-President, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

          SECTION 7.05.  Mail.  Any notice or other document which is required
                         -----
by these By-Laws to be mailed shall be deposited in the United States mail, postage prepaid.

          SECTION 7.06.  Execution of Documents.  A person who holds more than
                         -----------------------
one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

          SECTION 7.07.  Amendments.  Subject to the special provisions of
                         -----------
Section 2.02, (a) any and all provisions of these By-Laws may be altered or repealed and new by-laws may be adopted at any annual meeting of the stockholders, or at any special meeting called for that purpose, and (b) the Board of Directors shall have the power, at any regular or special meeting thereof, to make and adopt new by-laws, or to amend, alter or repeal any of the By-Laws of the Corporation.

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